                                                                   EXHIBIT 10.12

                               LEASE ADDENDUM VI

     THIS ADDENDUM is entered into as of this 22nd day of December, 1999, and attached to and made a part of that certain Lease dated October 30, 1996 between W & M OF KENTUCKY, INC., "Landlord," and HEALTHCARE RECOVERIES, INC., "Tenant," (as amended to date, the "Lease"). All capitalized terms used herein shall have the meanings ascribed to them in the Lease.

     WHEREAS, the parties wish to provide for the lease of additional space and wish to extend the existing lease term on a staggered basis with respect to different portions of the Premises;

     NOW THEREFORE, the parties agree as follows:

     1. Expansion Space. Tenant hereby leases an additional 8,374 rentable square feet (Suite 900) and an additional 7,067 rentable square feet (Suite 901) of the 1930 Bishop Lane Building for a term commencing February 1, 2000 and ending on January 31, 2008. Tenant also leases 1,307 rentable square feet (Suite
947) for a term beginning on July 1, 2000 and ending on January 31, 2008. Suites 900, 901 and 947 are referred to herein as the "Expansion Space." The Base Year for the Expansion Space shall be 1999. The rental rate shall be as set forth in the following schedule:

                                         RENTABLE   BASE                      RENTABLE      MONTHLY
SUITE                                    SQ. FT.    YEAR        TERM        SQ. FT. RATE      RATE
-----                                    --------   ----  ----------------  ------------   ----------
900....................................    8,374    1999  2/1/00 - 6/30/00     $14.75      $10,293.04
901....................................    7,067    1999  2/1/00 - 6/30/00     $10.25      $ 6,036.40
900, 901, 947..........................   16,748    1999  7/1/00 - 1/31/03     $14.75      $20,586.08
900, 901, 947..........................   16,748    1999  2/1/03 - 1/31/08     $16.75      $23,377.42

     The Tenant Improvement allowance for the Expansion Space shall be $133,948.00. Following Tenant's occupancy of the Expansion Space, Landlord shall promptly reimburse Tenant the tenant improvement cost upon presentation of expenses and supporting backup material from Tenant's contractor with evidence of payment by the Tenant of all such costs. The tenant improvements shall be constructed in a good and workmanlike manner using materials of a similar quality as used in Tenant's existing Premises. Tenant shall exercise its best reasonable efforts to prevent the filing of a mechanic's or materialman's lien on any part of the Premises and/or Landlord's Building. If such a lien should be filed, Tenant shall promptly notify Landlord of such a filing, and either cause the lien(s) to be released or post a bond for the benefit of Landlord in the twice amount of the lien(s) if Tenant contests the validity of the filed lien.

     2. Extension of Lease Term. The current Lease term expiring on July 31, 2002 is extended for different periods of time with respect to different portions of the space currently occupied by Tenant (all of which constitutes the "Premises") and at the rental rates as set forth in the following schedule:

                                         RENTABLE   BASE                        RENTABLE      MONTHLY
SUITE                                    SQ. FT.    YEAR         TERM         SQ. FT. RATE      RATE
-----                                    --------   ----   ----------------   ------------   ----------
1000...................................    1,327    2001   8/1/02 - 7/31/05      $14.75      $ 1,631.10
                                                    2001   8/1/05 - 7/31/09      $17.25      $ 1,907.56
1018...................................    4,003    2001   8/1/02 - 7/31/05      $14.75      $ 4,920.35
                                                    2001   8/1/05 - 7/31/09      $17.25      $ 5,754.31
1200...................................    7,841    2001   8/1/02 - 7/31/05      $14.75      $ 9,637.90
                                                    2001   8/1/05 - 7/31/09      $17.25      $11,271.44
1201...................................    8,907    2001   8/1/02 - 7/31/05      $14.75      $10,948.19
                                                    2001   8/1/05 - 7/31/09      $17.25      $12,803.81
1400A..................................   16,748    2001   8/1/02 - 7/31/05      $14.75      $20,586.08
                                                    2001   8/1/05 - 7/31/08      $17.25      $24,075.25
1400B..................................   16,748    2001   8/1/02 - 7/31/05      $14.75      $20,586.08
                                                    2001   8/1/05 - 7/31/08      $17.25      $24,075.25
1500...................................   16,648    2001   8/1/02 - 7/31/05      $14.75      $20,463.17
                                                    2001   8/1/05 - 7/31/09      $17.25      $23,931.50
1600...................................   16,748    2001   8/1/02 - 7/31/05      $14.75      $20,586.08
                                                    2001   8/1/05 - 1/31/08      $17.25      $24,075.25
Total..................................   88,790

     Upon taking occupancy of the Expansion Space, Tenant shall be entitled to a tenant improvement allowance of $183,170.00 to reimburse Tenant for improvements in the Premises in the same manner and subject to the same conditions as set forth in Paragraph 1 above. Notwithstanding the foregoing, Tenant shall be entitled to $20,454.00 of unused tenant improvement monies previously allotted for Tenant's existing Premises even if Tenant does not occupy the Expansion Space.

     3. Satisfaction of Prior Provisions. The Landlord has satisfied its obligation set forth in Sections 28.03, 28.05, 28.07, 28.09 and 28.11. Those sections of the Lease as well as Lease Addendum 1 and Section 28.10 are hereby deleted and of no further force and effect. Tenant acknowledges that Landlord has performed its obligations under the Lease as of the date hereof and no event has occurred which with the giving of notice or the passage of time or both could constitute a default on the part of the Landlord.

     4. Special Condition. Landlord's obligation to lease Suite 900 and Suite 901 to Tenant and Tenant's obligation to pay rent on such expansion space is subject to the following:

          (a) the lease term of the current occupant of Suites 900 and 901 expires on January 31, 2000. The current occupant has no rights to renew or extend its lease. Landlord will not grant any extensions or holdover rights. Landlord shall use reasonable efforts to deliver possession of such space to Tenant on February 1, 2000; however, Landlord shall have no liability if the current occupant holds over. Landlord agrees to take prompt legal action against the current occupant if it has not vacated Suites 900 and 901 by lease expiration date.

          (b) Tenant shall not be obligated to pay rent in either Suite 900 or Suite 901 until the later of February 1, 2000 or one day after Landlord has delivered possession of said space. Such delay shall not extend the lease term for such space.

          (c) If Landlord is unable to deliver possession of such space by June 1, 2000, either party may terminate its obligations with respect to this Addendum and it will be null and void.

     Similarly, Landlord's obligation to lease Suite 947 and Tenant's obligation to pay rent for such space is subject to the following:

          (a) the lease term of the current occupant of Suite 947 expires on June 30, 2000. Landlord shall use reasonable efforts to deliver possession of such space to Tenant on July 1, 2000; however, Landlord shall have no liability if the current occupant holds over.

          (b) Tenant shall not be obligated to pay rent until the later of July 1, 2000 or one day after Landlord has delivered possession of said space. Such delay shall not extend the lease term for such space.

          (c) If Landlord is unable to deliver possession of such space by November 1, 2000, either party may terminate its obligations with respect to Suite 947 by written notice to the other.

     5. Discussions Regarding Further Extensions. Tenant and Landlord shall meet between July 1, 2005 and January 31, 2006 to consider a lease extension, provided neither party shall be obligated to enter into any such lease extension. Any extension shall be at prevailing market rates and the terms shall be acceptable to both parties. If the lease extension is not executed by January 31, 2006, Landlord shall have the right to begin leasing activities for Tenant's space for occupancy at the end of the Lease term. If Tenant and Landlord do not agree to an extension of this Lease on or before January 31, 2006, Tenant shall permit Landlord to enter the Premises outside normal business hours, and during normal business hours where such will not unreasonably disturb or interfere with Tenant's use of the Premises and operation of its business, to show the Premises to persons wishing to lease them. Landlord shall whenever possible, except in an emergency, consult with or give reasonable notice to Tenant prior to such entry, but no such entry shall constitute an eviction or entitle Tenant to any abatement of rent.

     6. Incorporation. This Addendum VI shall, and does hereby, become part of the original Lease and shall be in full force and effect for the term of the Lease, and all portions of said original Lease except as expressly modified hereby shall remain in full force and effect.

                                                       W & M OF KENTUCKY, INC.

Witness:
                                                       -----------------------------------------------------

By:                                                    /s/
   ------------------------------------------------    -----------------------------------------------------

                                                       HEALTHCARE RECOVERIES, INC.

Witness:
                                                       -----------------------------------------------------


By:               /s/ MARY A. BLAKE                                    /s/ DOUGLAS R. SHARPS
  -------------------------------------------------    -----------------------------------------------------
                    Mary A. Blake                                        Douglas R. Sharps
                                                                      Executive Vice President